Exhibit 12.1 - Statement of Computation of Ratios
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


                                 Quarter Ended
                                 September 30,
                              2001          2000            2001          2000           1999             1998         1997
                              ----          ----            ----          ----           ----             ----         ----

Earnings:
Income (loss) from
 continuing operations
 before income taxes       $ 705,379       ($597,835)     $ 104,266     ($4,701,285)   ($1,886,399)    ($4,402,014)  ($3,929,390)

Add:
Fixed charges as
 calculated below                  0               0        114,852       1,311,373              0               0             0
                           ---------      ----------     ----------     -----------    -----------    ------------   -----------
Adjusted income (loss)     $ 705,379       ($597,835)    $  219,118     ($3,389,912)   ($1,886,399)    ($4,402,014)  ($3,929,390)
                           =========      ==========     ==========     ===========    ===========    ============   ===========


Fixed charges:
Interest on indebtedness   $   60,663     $   41,655     $   35,137     $   117,039              0              0            0
Amortization of debt
 discount                      19,354         19,354         79,695       1,194,334              0              0            0
                           ----------     ----------     ----------     -----------    -----------    -----------    ----------
Fixed charges, for
 computation purposes      $   80,017     $   61,009        114,852       1,311,373             0               0           0
                           ----------     ----------     ----------     -----------    -----------    -----------    ----------
Ratio of earnings
 (Deficiency) to
 fixed charges                    8.8          (9.80)         1.91            (2.59)         N/A              N/A          N/A
                           ==========     ============   ==========     ===========    ===========    ============   ==========
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For the year ended June 30, 2000, and the quarter ended September 30, 2001, earnings were inadequate to cover fixed charges. The coverage deficiency is
$3,389,912 and $597,835 respectively





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